Exhibit 99.1

The Chefs’ Warehouse, Inc. Reaches Cooperation Agreement with Legion Partners Asset Management

Three New Independent Directors Join the Board with Five Incumbent Directors Who Have Served for Five Years or Longer Stepping off by the 2025 Annual Meeting

Operational and Financial Performance Task Force Will be Formed to Support Identifying Margin Improvement Opportunities

Ridgefield, CT, March 4, 2024 – The Chefs’ Warehouse, Inc. (the “Company”) (Nasdaq: CHEF), a premier distributor of specialty food products in the United States, the Middle East and Canada, announced today that it has entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and certain of its affiliates (collectively, “Legion Partners”). Legion Partners beneficially owns approximately 3.3% of the Company’s outstanding common stock.

As contemplated by the Cooperation Agreement, on March 4, 2024, the Company temporarily increased the size of the Company’s Board of Directors (the “Board”) to fourteen members and appointed two new independent directors, Richard N. Peretz and Wendy M. Weinstein, to the Board. The Company has agreed to nominate Mr. Peretz and Ms. Weinstein for election at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Further, as provided in the Cooperation Agreement, a third new independent director, Lester Owens, was appointed to the Board on March 4, 2024 and will be nominated for election at the Company’s 2024 Annual Meeting.

Mr. Peretz was appointed as a member of the Compensation and Human Capital Committee of the Board and Ms. Weinstein was appointed as a member of the Nominating and Corporate Governance Committee of the Board. In addition, Mr. Owens was appointed as a member of the Audit Committee of the Board. Also, pursuant to the Cooperation Agreement, the size of the Board will be reduced from fourteen to eleven members, with three incumbent directors who have served on the Board for five years or longer as of the date of the Cooperation Agreement no longer serving on the Board immediately following the Company’s 2024 Annual Meeting, and from eleven to nine members, with two incumbent directors who have served on the Board for five years or longer as of the date of the Cooperation Agreement no longer serving on the Board immediately following the Company’s 2025 annual meeting of stockholders.

Further, pursuant to the Cooperation Agreement, the Board has agreed to form an Operational and Financial Performance Task Force with the purpose of improving the Company’s operational and financial performance, including identifying and making recommendations to the Board and management on margin improvement opportunities, which will include Mr. Peretz and Ms. Weinstein. The Board will, upon consultation with the Operational and Financial Performance Task Force, retain a nationally recognized independent consulting firm to assist with the activities of the Operational and Financial Performance Task Force. In addition, Legion Partners has agreed to vote its shares in support of any director nominated and recommended by the Board at the Company’s 2024 Annual Meeting, in addition to certain customary standstill provisions and other voting agreements for the duration of the standstill period.

The Cooperation Agreement will be extended for a second year if the Company achieves certain financial metrics, including if the Company achieves an Adjusted EBITDA margin percentage of no less than 5.7% for fiscal year 2024 and if the mid-point of the Company’s guidance for fiscal 2025 includes an Adjusted EBITDA margin percentage of no less than 6.2%. The parties have also agreed to certain mutual non-disparagement obligations.

“We are pleased to welcome Richard and Wendy to the Chefs’ family. I am excited for us all to work together to maximize our future prospects and increase shareholder value,” said Christopher Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc.

Christopher S. Kiper, Managing Director of Legion Partners Asset Management, LLC, concluded: “We are excited for Richard and Wendy to join the Board and serve on the Operational and Financial Performance Task Force where they can support the Company in achieving improved Adjusted EBITDA margins and enhancing shareholder value.”

About Richard N. Peretz

Richard N. Peretz has served as a Venture Partner at Playground Global, LLC, a technology-focused venture capital firm, since May 2021 and has served as an independent consultant since February 2020. Previously, Mr. Peretz served as the Chief Financial Officer of the United Parcel Service, Inc. (“UPS”), an American multinational shipping and receiving supply chain management company, from July 2015 to February 2020. Mr. Peretz also held various leadership positions at UPS, including as the Controller and Treasurer as well as head of Mergers & Acquisitions from 2007 to 2015, Chief Financial Officer and Vice President of International Operations from 2002 to 2007 and in various other roles of increasing responsibility from 1981 to 2010. Mr. Peretz also currently serves on the boards of directors of several companies, including: Boxbot, Inc., a startup venture that produces conveyors and package handling systems, since September 2023, Altus Power, Inc., a provider of alternative energy solutions, since December 2021, and Iris Acquisition Corp., (formerly Tribe Capital Growth Corp. I), a special purpose acquisition company, since March 2021 where he serves as Chair of the Audit Committee. Mr. Peretz previously served on the board of directors of Semper Paratus Acquisition Corporation, a special purpose acquisition company, from October 2021 to June 2022, Electric Last Mile Solutions, Inc., a designer and manufacturer of electric vehicles, from June 2021 to June 2022, Tribe Capital Growth Corp. II, a special purpose acquisition company from March 2021 to May 2022, and First International Bancorp, a state-chartered bank of Connecticut, from 2008 to 2015. Mr. Peretz served as an Investment Committee Member for the UPS Strategic Venture, a venture capital fund managed by the UPS Strategic Enterprise Fund of UPS, from 2013 to February 2020. Mr. Peretz served as a Board Member on the Atlanta Chapter of the American Red Cross, a disaster and humanitarian relief organization, from 2008 to 2015. Mr. Peretz earned a B.A. in Business Administration from the University of Texas at San Antonio and an M.B.A. from the Goizueta Business School at Emory University.

About Wendy M. Weinstein

Wendy M. Weinstein has served as Chief Marketing Officer at W2K Consulting, a marketing and management consulting firm with restaurant and food and beverage industry clients, since January 2001. In addition, Ms. Weinstein is a consultant in the restaurant technology, media and food distribution verticals through the Gerson Lehrman Group, Inc., a consulting and information services company, since October 2011. Previously, Ms. Weinstein was an owner and operator of Plates Restaurant, a fine dining restaurant in Westchester, New York, from January 2003 until its sale in October 2019. Prior to that, she served as Director of International Marketing at Sanpellegrino S.p.A, an Italian mineral water company (acquired by Nestle S.A. in 1998), from 1996 to 2000, and as Director of Marketing from 1989 to 1995. Ms. Weinstein currently serves as a director on the board of Newport Restaurant Group, a hospitality services firm, where she serves as a member of the Audit Committee, since January 2024. Ms. Weinstein earned a B.A. from the University of Pennsylvania.

About Lester Owens

Lester Owens previously served as Senior Executive Vice President and former head of Operations and as a member of the Operating Committee at Wells Fargo & Company, a multinational financial services company, from July 2020 to March 2023. Mr. Owens joined Wells Fargo from Bank of New York Mellon, where he was Global Head of Operations from February 2019 to July 2020. Prior to joining Bank of New York Mellon, Mr. Owens spent 10 years at JP Morgan Chase, where he was responsible for Global Wholesale Banking Operations, among other roles. He previously led significant operations functions for Deutsche Bank, Citibank and Bankers Trust. He has served on several boards of directors, including the Board of Directors of the Depository Trust & Clearing Corporation (DTCC) in 2016, and he chaired the Clearing House Interbank Payments Board from 2015 to 2016. Mr. Owens is currently Chairman of the Board of Directors of Robert Wood Johnson Barnabas Health, Inc. Mr. Owens has a B.A. from Long Island University and an M.B.A. from Fairleigh Dickinson Executive.

The complete agreement will be included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

Linklaters LLP is serving as legal counsel to the Company.

Olshan Frome Wolosky LLP is serving as legal counsel to Legion Partners.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States, the Middle East and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 70,000 products to more than 44,000 customer locations throughout the United States, the Middle East and Canada.

About Legion Partners
Legion Partners is an activist investment manager based in Los Angeles, CA, focused on U.S. small-cap companies. Legion Partners seeks to generate attractive long-term returns employing deep fundamental research, a concentrated portfolio and responsible, collaborative engagement as a catalyst for value creation. Founded in 2012, Legion Partners takes a value-driven approach to managing a high-conviction portfolio on behalf of sophisticated institutional and individual investors.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. Forward-looking statements in this news release may address the following subjects among others: the Company’s strategic plans and the effectiveness of the Company’s Board in overseeing the execution of the Company’s strategic plans. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024, and other reports filed by the Company with the Securities and Exchange Commission since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Contact:

Investor Relations:

Jim Leddy, CFO

(718) 684-8415